                                                                  EXHIBIT 17(a)

                        INVESTMENT COMPANIES FOR WHICH
                VAN KAMPEN AMERICAN CAPITAL DISTRIBUTORS INC.
                  ACTS AS PRINCIPAL UNDERWRITER OR DEPOSITOR
                                APRIL 4, 1997

Van Kampen American Capital U.S. Government Trust
Van Kampen American Capital U.S. Government Fund
Van Kampen American Capital Tax Free Trust
Van Kampen American Capital Insured Tax Free Income Fund
Van Kampen American Capital Tax Free High Income Fund
Van Kampen American Capital California Insured Tax Free Fund
Van Kampen American Capital Municipal Income Fund
Van Kampen American Capital Intermediate Term Municipal Income Fund Van Kampen American Capital Florida Insured Tax Free Income Fund
Van Kampen American Capital New Jersey Tax Free Income Fund
Van Kampen American Capital New York Tax Free Income Fund
Van Kampen American Capital Trust
Van Kampen American Capital High Yield Fund
Van Kampen American Capital Short-Term Global Income Fund
Van Kampen American Capital Strategic Income Fund
Van Kampen American Capital Emerging Markets Income Fund
Van Kampen American Capital Equity Trust
Van Kampen American Capital Utility Fund
Van Kampen American Capital Pennsylvania Tax Free Income Fund
Van Kampen American Capital Tax Free Money Fund
Van Kampen American Capital Prime Rate Income Trust
Van Kampen Merritt Series Trust
        Van Kampen Merritt Quality Income Portfolio
        Van Kampen Merritt High Yield Portfolio
        Van Kampen Merritt Growth and Income Portfolio
        Van Kampen Merritt Money Market Portfolio
        Van Kampen Merritt Stock Index Portfolio
Van Kampen American Capital Comstock Fund
Van Kampen American Capital Corporate Bond Fund
Van Kampen American Capital Emerging Growth Fund
Van Kampen American Capital Enterprise Fund
Van Kampen American Capital Equity Income Fund
Van Kampen American Capital Limited Maturity Government Fund
Van Kampen American Capital Global Managed Assets Fund
Van Kampen American Capital Government Securities Fund
Van Kampen American Capital Government Target Fund
Van Kampen American Capital Growth and Income Fund
Van Kampen American Capital Harbor Fund
Van Kampen American Capital High Income Corporate Bond Fund
Van Kampen American Capital Life Investment Trust
        Van Kampen American Capital Common Stock Fund
        Van Kampen American Capital Domestic Strategic Income Fund Van Kampen American Capital Emerging Growth Fund
        Van Kampen American Capital Global Equity Fund
        Van Kampen American Capital Government Fund
        Van Kampen American Capital Money Market Fund
        Van Kampen American Capital Multiple Strategy Fund
        Van Kampen American Capital Real Estate Securities Fund
Van Kampen American Capital Pace Fund
Van Kampen American Capital Real Estate Securities Fund
Van Kampen American Capital Reserve Fund
Van Kampen American Capital Tax-Exempt Trust
        Van Kampen American Capital High Yield Municipal Fund
Van Kampen American Capital U.S. Government Trust for Income
Van Kampen American Capital World Portfolio Series Trust
        Van Kampen American Capital Global Equity Fund
        Van Kampen American Capital Global Government Securities Fund Internet Trust
Michigan Real Estate Income and Growth Trust
Van Kampen American Capital Insured Income Trust
Strategic Ten Trust, United States
Strategic Ten Trust, United Kingdom
Strategic Ten Trust, Hong Kong
Strategic Five Trust, United States
Van Kampen American Capital Equity Opportunity Trust
Principal Trust Princor Emerging Growth and Treasury
International Assets Advisory Corporation Global Blue Chip Trust